                                                                     Exhibit 4





                            ADMINISTRATION AGREEMENT

      AGREEMENT made as of November 26, 1999, by and between MERRILL LYNCH GLOBAL FINANCIAL SERVICES FUND, INC., a Maryland corporation (hereinafter referred to as the "Fund"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership, doing business as FUND ASSET MANAGEMENT (hereinafter referred to as the "Administrator").

                               W I T N E S S E T H

      WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

      WHEREAS, the Directors of the Fund (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares; and

      WHEREAS, the Fund desires to retain the Administrator to provide management and administrative services to the Funds in the manner and on the terms hereinafter set forth; and

      WHEREAS, the Administrator is willing to provide management and administrative services to the Funds on the terms and conditions hereafter set forth;

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Administrator hereby agree as follows:

                                   ARTICLE I
                           Duties of the Administrator

      The Fund hereby employs the Administrator to act as a manager and administrator of the Funds, and to furnish, or arrange for affiliates to furnish, the management and administrative services described below, subject to review by and the overall control of the Board of Directors of the Fund (hereinafter referred to as the "Directors"), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Administrator and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

      Management Services. The Administrator shall perform (or arrange for the performance by affiliates of) the management and administrative services necessary for the operation of the Fund including administering shareholder accounts and handling shareholder relations. The Administrator shall provide the Fund with office space, facilities, equipment and necessary personnel and such other services as the Administrator, subject to review by the Directors, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Funds as it shall determine to be desirable.

                                   ARTICLE II
                       Allocation of Charges and Expenses

(a) The Administrator. The Administrator assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, facilities and necessary personnel which it is obligated to provided under Article I hereof, and shall pay compensation of all Officers of the Fund and all Directors of the Fund who are affiliated persons of the Administrator.

(b) The Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund (except for the expenses paid by the Distributor), including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Administrator, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Funds. It is also understood that the Fund shall reimburse the Administrator for its costs in providing accounting services to the Fund. The Distributor will pay certain of the expenses of the Funds incurred in connection with the continuous offering of shares of common stock in the Funds.

                                  ARTICLE III
                        Compensation of the Administrator

      Administrative Fees. For the services rendered, the facilities furnished and expenses assumed by the Administrator, each Fund shall pay to the Administrator at the end of each calendar month a fee based upon the average daily value of the net assets of the Fund, as determined and computed in accordance with the description of the determination of net asset value contained in the prospectus and statement of additional information, at the annual rate set forth for such Fund in Appendix A hereto, as the same shall from time to time be amended pursuant hereto, commencing on the day following effectiveness hereof. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Administrator's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated above. During any period when the determination of net asset value is suspended by the Directors, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

                                   ARTICLE IV
                  Limitation of Liability of the Administrator

      The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in the management and administration of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Administrator" shall include any affiliates of the Administrator performing services for the Fund contemplated hereby and partners, shareholders, directors, officers and employees of the Administrator and such affiliates.

                                   ARTICLE V
                         Activities of the Administrator

      The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that Directors, officers, employees and shareholders of the Fund are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners and shareholders or otherwise, and that the Administrator and directors, officers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI
                   Duration and Termination of this Agreement

      This Agreement shall become effective as of the date first above written and shall remain in force until April 30, 1998, and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Directors, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by the vote of a majority of the outstanding voting securities of the Fund, or by the Administrator, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VII
                          Amendments of this Agreement

      This Agreement may be amended by the parties only if such amendment is specifically approved by a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval

                                  ARTICLE VIII
                          Definitions of Certain Terms

      The terms "vote of majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX
                                  Governing Law

      This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                    MERRILL LYNCH GLOBAL FINANCIAL SERVICES
                                    FUNDS, INC.

                                    By: /s/ Donald C. Burke
                                        --------------------------------------
                                           (Signature)

                                    Name:    Donald C. Burke
                                         -------------------------------------


                                    Title:  Vice President and Treasurer
                                          ------------------------------------


                                    FUND ASSET MANAGEMENT, L.P.


                                    By:  /s/ Terry K. Glenn
                                        --------------------------------------
                                          (Signature)

                                    Name:   Terry K. Glenn
                                         -------------------------------------


                                    Title:     President
                                          ------------------------------------

                                    APPENDIX


Name of Fund                                    Administrative Fees
------------                                    -------------------
Merrill Lynch Global Services Funds, Inc.       .35%